SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2017

GOOD GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2130 N. Lincoln Park West, Suite 8N
Chicago, IL 60614
(Address of principal executive offices)

(773) 698-6047
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

In connection with the engagement of FINRA brokers to execute a capital raise and advise on strategic transactions, including potential mergers, acquisitions, joint ventures, and partnerships, as described in the current Form 8-K filed by the Company on February 28, 2017, the Company plans to hold presentations for certain of its stockholders and potential investors.  At such presentations, the slide show presentation attached to this current report on Form 8-K as Exhibit 99.1 will be distributed to participants.

Stockholders of the Company, and other interested parties, are advised to read the Company’s investor slideshow included in the 8-K filing, which contains important information about the Company, the emerging eSports industry, and detailed risk factors.

The Company and its directors and executive officers may be deemed to be participating in the solicitation of investment capital with regard to the proposed financing.  Information about the Company and the Company’s directors and executive officers is available in the Company's investor slideshow attached to the 8-K filing and will be available in the Company’s future form 10-K filing, due March 31, 2017.

Information contained in the 8-K is not complete and may be changed, and that document is not an offer to sell or a solicitation of an offer to buy securities in any state or jurisdiction where the offer or sale is not permitted.  No closings may occur until certain conditions have been met.

ITEM 8.01 OTHER EVENTS

The information set forth under Item 7.01 above is incorporated herein by this reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Slide Show Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Good Gaming, Inc.

Date:	March 2, 2017	By:	VIKRAM GROVER
		Name:	Vikram Grover
		Title:	President